UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 8, 2015

Eagle Rock Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33016 (Commission File Number)	68-0629883 (IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive office) (Zip Code)
(832) 327-2255
(Registrants’ telephone number, including area code)

1415 Louisiana Street, Suite 2700
Houston, Texas 77002
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
In connection with the consummation of the Merger described in Item 2.01 below, on October 8, 2015, all outstanding obligations in respect of principal, interest and fees under that certain Amended and Restated Credit Agreement, dated as of June 22, 2011 (the “Credit Agreement”), by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), as borrower, Wells Fargo Bank, National Association, as administrative agent and swingline lender, Bank of America, N.A. and The Royal Bank of Scotland plc, as co‑syndication agents, and BNP Paribas, as documentation agent, and the lenders party thereto, as amended, were repaid and the Credit Agreement was terminated.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 8, 2015, the Partnership became a wholly owned indirect subsidiary of Vanguard Natural Resources, LLC, a Delaware limited liability company (“Vanguard”), as a result of the merger of Talon Merger Sub, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Vanguard (“Merger Sub”), with and into the Partnership, with the Partnership continuing as the surviving entity (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 21, 2015 (the “Merger Agreement”), by and among the Partnership, Eagle Rock Energy GP, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), Vanguard and Merger Sub.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common unit representing limited partner interests in the Partnership (collectively, the “Partnership Common Units”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.185 Vanguard common units (such units, the “Vanguard Common Units,” and such consideration, the “Merger Consideration”) or, in the case of fractional Vanguard Common Units, cash (without interest and rounded up to the nearest whole cent) in an amount equal to the product of (i) such fractional part of a Vanguard Common Unit multiplied by (ii) the average closing price for a Vanguard Common Unit as reported on the NASDAQ Global Select Market (the “NASDAQ”) for the ten consecutive full trading days ending at the close of trading on the full trading day immediately preceding the closing date of the Merger. In addition, any award of Partnership Common Units (including performance units based upon Partnership Common Units) issued under the Partnership’s long-term incentive plan and outstanding immediately prior to the Effective Time (the “Partnership Restricted Units”) was converted into an award of restricted units based upon Vanguard Common Units. However, each Partnership Restricted Unit held by members of the board of directors (the “Partnership Board”) of Eagle Rock Energy G&P, LLC, a Delaware limited liability company and the general partner of the General Partner (“G&P”), or by employees or officers of the Partnership who did not receive offers of employment from Vanguard or who received Unqualified Offers (as such term is defined in the Merger Agreement) and, in each case, who did not accept such offers, was accelerated upon the Effective Time and converted into the right to receive the Merger Consideration, with the vesting of performance-based restricted units based upon the Partnership’s actual performance through the Effective Time (subject to Vanguard’s good faith review).
The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2015 and is incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the completion of the Merger, the Partnership notified the NASDAQ that trading in the Partnership Common Units should be suspended and the listing of the Partnership Common Units on the NASDAQ should be removed. The trading of the Partnership Common Units on the NASDAQ will be suspended from trading before the opening of the market on October 9, 2015. The Partnership also requested that the NASDAQ file with the SEC an application on Form 25 to delist and deregister the Partnership’s Common Units under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Furthermore, the Partnership intends to file with the SEC a Form 15 requesting that the reporting obligations of the Partnership under Sections 13(a) and 15(d) of the Exchange Act be suspended as soon as practicable.

Item 3.03. Material Modification to Rights of Security Holders.
Pursuant to the Merger Agreement, (i) each outstanding Partnership Common Unit was converted into the right to receive the Merger Consideration, and (ii) the Partnership Restricted Units (including performance units based upon Partnership Common Units) outstanding immediately prior to the Effective Time were converted into new awards of restricted units based upon Vanguard Common Units, but the Partnership Restricted Units held by members of the Partnership Board or by employees or officers who either did not receive an offer of employment from Vanguard or received an Unqualified Offer and, in each case, did not accept such Unqualified Offer, were accelerated upon the Effective Time and converted into the right to receive the Merger Consideration.
As of the Effective Time, holders of the Partnership Common Units immediately prior to the Effective Time ceased to have any rights as unitholders of the Partnership (other than the right to receive the Merger Consideration or as otherwise provided by the Merger Agreement or by law).
The information set forth in Items 2.01, 3.01 and 5.01 is incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
A change of control of the Partnership occurred on October 8, 2015 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Partnership, with the Partnership continuing to exist as a Delaware limited partnership.
As a result of the Merger, the Partnership became a wholly owned indirect subsidiary of Vanguard. All limited partners of the Partnership at the Effective Time ceased to be limited partners of the Partnership pursuant to the Merger Agreement. All of the limited liability company interests in Merger Sub immediately prior to the Effective Time were converted into the sole limited partner interest in the Partnership, with Vanguard thus becoming the sole limited partner of the Partnership. The general partner interest in the Partnership outstanding immediately prior to the Effective Time remains unchanged, and the General Partner, as the holder of such general partner interest, continues to be the sole general partner of the Partnership.
The information set forth in Items 2.01 and 3.03 above is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Effective Time of the Merger, each member of the Partnership Board resigned from the Partnership Board and ceased to be directors of the Partnership. These directors are Joseph A. Mills, Peggy A. Heeg, Christopher D. Ray, Philip B. Smith, William A. Smith, David W. Hayes, William K. White and Herbert C. Williamson III. These resignations were not a result of any disagreements between G&P and the directors on any matter relating to G&P’s operations, policies or practices.
At the Effective Time of the Merger, each of the following officers of G&P resigned and ceased to be an officer of G&P: Joseph A. Mills, Robert M. Haines, Charles C. Boettcher and Roger A. Fox.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Following the closing of the Merger, on October 8, 2015, the Partnership and Eagle Rock Energy G&P Holding, Inc., wholly owned subsidiaries of Vanguard as a result of the Merger and the members of G&P, entered into the Fourth Amended and Restated Limited Liability Company Agreement of G&P (the “Fourth Amended LLC Agreement”). The Fourth Amended LLC agreement appoints new directors and officers of G&P.
Following the execution of the Fourth Amended LLC Agreement by the Partnership and Eagle Rock Energy G&P Holding, Inc., (i) the General Partner merged with and into G&P and (ii) thereafter the Partnership and G&P merged with and into Vanguard Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of Vanguard. Following these transactions, the Partnership, the General Partner and G&P ceased to exist.

The description of the Fourth Amended LLC Agreement in this Item 5.03 is qualified in its entirety by reference to the full text of the Fourth Amended LLC Agreement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 21, 2015, by and among Vanguard Natural Resources, LLC, Talon Merger Sub, LLC, Eagle Rock Energy Partners, L.P. and Eagle Rock Energy GP, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the SEC on May 22, 2015).

3.1	Fourth Amended and Restated Limited Liability Company Agreement of Eagle Rock Energy G&P, LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Eagle Rock Energy Partners, L.P.

By: Eagle Rock Energy GP, L.P.,
its general partner

By:	Eagle Rock Energy G&P, LLC,
its general partner

By: /s/ Scott W. Smith	Name: Scott W. Smith Title: Chief Executive Officer

Dated: October 8, 2015

Exhibit Index.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 21, 2015, by and among Vanguard Natural Resources, LLC, Talon Merger Sub, LLC, Eagle Rock Energy Partners, L.P. and Eagle Rock Energy GP, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the SEC on May 22, 2015).

3.1	Fourth Amended and Restated Limited Liability Company Agreement of Eagle Rock Energy G&P, LLC